EXHIBIT 99.1

orange is the new green: the importance of dimming for energy efficient lighting Lee Vanatta Chairman and Chief Executive Officer March 18, 2010 New York, New York

The Market Lighting worldwide $44 billion annual market Favorable environment for environmentally friendly products Incandescent bulbs being legislated out of existence globally Substantial rebate and incentive programs being introduced for implementing green lighting Most green lighting strategies depend on reliable, affordable dimmable lighting 20% of 5.5 billion U.S. sockets are dimmable Building code revisions now incorporate dimmable lighting as standard to gain energy efficient certification More than 25% of new construction expected to be green certified within three years Dimmable ballast is a gateway to green lighting 1.8 billion ballasts replaced annually in U.S. (per census data)Retrofit market for linear fluorescent fixtures expected to be more than $100 billion market PSRU offers cost effective step-dimming ballast and is launching continuous dimming ballast in 2010

Phase-out of Incandescent Light Bulbs Argentina 2010 Canada 2011 Cuba 2005 Venezuela 2005 Philippines 2010 European Union 2012 Switzerland 2009 United States H.R.6: Energy Independence and Security Act of 2007  Signed by President Bush on 12/19/2007 Public Law No. 110-140

Phase-out of Incandescent Light Bulbs The Act Requires: All general purpose light bulbs that produce 310-2600 lumens of light be 30% more energy efficient than current incandescent bulbs by 2012-2014.Starts with 100 watt bulb in 2012. Ends with 40 watt in January 2014. Bulbs less than 40 watts and more than 150 watts are exempt. By 2020 a second tier of restrictions will become effective and will require all general purpose bulbs to produce at least 45 lumens per watt - similar to current CFLs. A lumen is the total amount of visible light in some beam or angle, or emitted from some source (light bulb).

The Energy Savings Math Per 10,000 Hours 1 CFL saves 460 kWh of electricity over 10,000 hours. 5.5 billion US sockets 253 billion kWh Average cost of kWh in the USA is $0.12  $30.3 billion in savings Source: Department of Energy

More Than Just $$$ CFL kWh Saved Per Year BTU’s Saved Lbs. of Coal 5 Watt 9 Watt 13 Watt 840 792 744 9,555,840 9,009,792 8,463,744 869 819 769

More Than Just $$$ 819 Lbs. of Coal Saves: Sulfur Dioxide SO2 1.212 lbs. Nitrogen Oxide NOx 1.481 lbs. Carbon Dioxide CO2 829.587 lbs.

More Than Just $$$ The United States emitted 5,752,289 metric tons of CO2 in 2006. A metric ton is 2,205 lbs. USA emitted 12.7 billion lbs. of CO2. If we replaced 5 billion incandescent bulbs with CFL’s, it would save 4.1   billion lbs. of CO2 over 10,000 hours of usage. The USA is a year behind the European Union in eliminating incandescent light bulbs. Why?? Big Oil and Big Coal. Source:  Department of Energy

A Short History of the CFL Invented by Ed Hammer, a General Electric engineer in 1973 in response to the oil crisis. Contains small amount of mercury but saves 2,000 times its own weight in greenhouse  gasses. Adoption in USA is less than 10%. Reasons for poor take up according to Department of Energy: Does not light instantly – PSRU CFL features instant brightness Flickering – PSRU CFL does not flicker or buzz Poor color – PSRU features cleaner color than incandescents Non-dimmable – PSRU CFL is fully dimmable from 100% to 20%  2009 - PureSpectrum introduced high performance dimmable CFL 2010 – PureSpectrum launching full line of dimmable CFLs in multiple styles and wattages

CURRENT/FUTURE PRODUCT PORTFOLIO Line of truly dimmable CFLs Line of dimmable T8 linear fluorescents Advanced dimmer Wireless lighting controls system

Truly Dimmable CFL Test Results Conducted at ITL, Boulder CO* *tests conducted on first iteration psru dimmable cfl Perceived Light Output A1 – MaxLite A2 – GE B1 – PureSpectrum Dimmer Setting

Truly Dimmable CFL Test Results Conducted at ITL, Boulder CO* *tests conducted on first iteration psru dimmable cfl Perceived Light Output A1 MaxLite A2 GE B1 PureSpectrum Dimmer Setting

CFL’s Myth vs. Reality Other Placeholder: Myth 1:     CFL’s are not as bright as incandescent bulbs. Reality:     FALSE  The true brightness of a CFL can be measured by lumen output, comparable in the case of equivalent bulbs. For example, a 14-watt CFL and a 60-watt incandescent bulb have similar lumen outputs.  Myth 2:  Although CFLs use less electricity than incandescent bulbs, they release mercury into the environment, making them more environmentally hazardous. Reality:    FALSE  Although CFLs do contain a small amount of mercury, this is miniscule in comparison to the mercury emitted in the production of electricity to power less efficient incandescent bulbs.  CFLs are at least 70% more energy efficient than incandescent bulbs and this helps prevent mercury emissions.

CFL’s Myth vs. Reality Cont. Other Placeholder: Myth 3:    CFLs take longer to “warm up” than incandescent bulbs. Reality:    FALSE  PureSpectrum’s CFLs feature instant brightness. Myth 4:   CFLs replace regular incandescent bulbs, but not candelabra or large floodlights. Reality:   FALSE  CFLs are available in all bulb sizes,    shapes and bases and PureSpectrum offers multiple styles and wattages

CFL’s Myth vs. Reality Cont. SubTitle:Myth 5: CFLs cost more than incandescent bulbs and thus do not save money.Reality: FALSE The energy savings of CFLs far outweigh their initial cost. In fact, most CFLs recoup their costs in under a month, and the purchase price of CFLs is actually lower than the price of incandescent bulbs due to their long lifespan. Example: Watts Lumens Hours kWh Used Energy Cost Price Lifespan Bulbs Required Bulb Total Cost Total Cost 14 900 10,000 140 $27 $2.00 10,000 1 $2.00 $29 60 850 10,000 600 $117 $0.50 1,000 10 $5.00 $122

Suite of Dimmable Linear Fluorescent products



MULTIPLE STYLES AND PRODUCTS PLANNED FOR LAUNCH IN 2010

Product Attributes:

- Step dimming and fully dimmable products
- Low light level ignition
- Smooth dimming capability to low level light output
- Power Factor = >.90
- Addresses newly introduced and soon to be introduced energy conservation standards
- Compatible with green lighting strategies such as daylight harvesting and sensing systems which automatically adjust light levels to save energy

Program Manager Channels Utility/Retailer Channel 3500 Utilities country wide Big box retailers Grocery Chains Hardware chains Government/National Accounts Federal/state/local government Hospitality industry National Home builders Specifiers Distributor/ESCO channel Manufacturers RepsElectrical distributors Energy Services Companies Electrical contractors

PureSpectrum Today Publicly traded lighting technology company (Ticker: PSRU) Bulletin Board EC reporting company with fully audited financial statements Product development utilizing best available technology developed by the company and others. Executive team in place Sales organization in place Information Technology and EDI Software ready Logistics and warehousing ready Customs Bond obtained UL and Energy Star certification obtained for 20W dimmable CFL Step dimming fixtures manufactured in the US available Dimmable CFLs in multiple styles and wattages in testing for UL ,  FCC and Energy Star certification in order to meet 2nd quarter launch date Manufacturing Agreements completed for CFLs and Linear products GSA Schedule with Ferguson Enterprises

PureSpectrum Today Transitioning from development stage to deployment  stage  Sales efforts ramping up for all products Relationships in place with manufacturers’ representative groups as well as domestic and international distributors  Operating expenses on plan Average gross margins of 50% Initial product offering being delivered and becoming available through retail outlets  Products available through multiple online channels Sales momentum building for all products

GOALS FOR 2010 Launch full product lines for CFLs and linear fluorescents Expand our intellectual property portfolio. EPS of $0.04 at the end of the year. Share price of $0.60 based on PE/15. Profitable and sustainable growth for shareholders.

Safe Harbor Statement Certain statements contained in this document regarding matters that are not historical facts may be forward-looking statements.  Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for PureSpectrum’s products and services, its ability to succeed in growing revenue, the effect of new competitors in its market, integration of acquired businesses, and other risk factors identified from time to time by PureSpectrum.

purespectrum TM Innovators in Lighting